UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

PROPEX FABRICS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-122829	36-2692811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 The Bluffs

Austell, Georgia 30168

(Address of principal executive offices, including zip code)

(770) 941-1711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 25, 2006, Propex Fabrics Inc. (the “Company”) received notice from Shaw Industries Group, Inc. (“Shaw”) of Shaw’s intention to terminate a Toll Processing Agreement, dated as of October 14, 2005 (the “Agreement”), by and between Shaw and SI Corporation, the predecessor to SI Concrete Systems Corporation, which the Company acquired in January 2006. The notice states that the Agreement will terminate effective as of February 28, 2007. The Agreement was entered into as part of SI Corporation’s sale of its carpet backing related assets to Shaw in October 2005 and provides for the Company’s manufacture of certain carpet backing products for Shaw at the Company’s Ringgold, GA plant. Shaw terminated the Agreement, without cause, in accordance with the terms of the Agreement. The termination of this Agreement is expected to negatively impact the Company’s future earnings before interest and taxes by approximately $4.0 million per year. The Company will continue to provide Shaw with manufacturing services under the Agreement until the termination date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in a Current Report on Form 8-K filed on May 8, 2006, Mr. Lee McCarter will succeed Mr. Philip Barnes as the Company’s Chief Financial Officer, effective January 2, 2007. On May 24, 2006, the board of directors of the Company approved the promotion of Mr. McCarter to Executive Vice President, Chief Financial Officer and Assistant Treasurer, effective immediately. Until Mr. Barnes’ departure from the Company on January 1, 2007, Mr. Barnes will continue to serve as the Company’s primary CFO (including the Company’s principal financial and accounting officer) for the balance of the year focusing on the Company’s worldwide operations, external reporting and transitioning the finance function to the new Chattanooga, TN headquarters. Mr. McCarter will also serve as a CFO focusing on North American operations and making preparations to become the Company’s primary CFO upon Mr. Barnes’ departure at the beginning of 2007.

Also on May 24, 2006, the board of directors of the Company approved the promotion of W. Michael Coffin to Executive Vice President and Chief of Operations. Mr. Coffin, 58, was previously associated with SI Corporation and became SI’s Executive Vice President of Operations in August 2003. From October 2000 until that time he held the position of Chief Information Officer. Prior to joining the Company, Mr. Coffin accumulated 25 years of business process design, operational improvement and information technology experience with BASF and its subsidiaries, where he held various senior management positions. He has led a number of domestic and international business restructuring efforts and information systems implementations. He also founded and managed a privately held construction and real estate development business. He earned a Bachelor’s in Business Administration from Limestone College.

Item 8.01 Other Events.

On May 24, 2006, the board of directors of the Company approved the change of the Company’s name from “Propex Fabrics Inc.” to “Propex Inc.” Upon approval of the name change by the Company’s sole stockholder, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the name change.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPEX FABRICS INC.

Dated: May 31, 2006	By:	/s/ Philip D. Barnes
Philip D. Barnes
Vice President, Chief Financial Officer and Treasurer